AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 2003.
                                             REGISTRATION NO. 333 -

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                      _____

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            AIR METHODS CORPORATION
             (Exact name of registrant as specified in its charter)


                  DELAWARE                             84-0915893
        (State or other jurisdiction of             (I.R.S. Employer
         incorporation or organization)            Identification No.)

     7301 SOUTH PEORIA, P.O. BOX 4114, ENGLEWOOD, CO      80155
      (Address of Principal Executive Offices)         (Zip Code)


                 AIR METHODS CORPORATION 1995 STOCK OPTION PLAN
                            (Full title of the plan)

           AARON TODD                              WITH A COPY TO:
     CHIEF EXECUTIVE OFFICER                   LESTER R. WOODWARD, ESQ.
     AIR METHODS CORPORATION                   DAVIS GRAHAM & STUBBS LLP
       7301 SOUTH PEORIA                      1550 17TH STREET, SUITE 500
   ENGLEWOOD, COLORADO  80112                   DENVER, COLORADO  80202
                    (Name and address of agent for service)

       (303) 792-7400                                        (303) 892-9400
          (Telephone number, including area code, of agent for service)

                                     CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
                                                         PROPOSED       PROPOSED
              TITLE OF                                    MAXIMUM        MAXIMUM
             SECURITIES                     AMOUNT       OFFERING       AGGREGATE             AMOUNT OF
               TO BE                         TO BE         PRICE        OFFERING            REGISTRATION
             REGISTERED                   REGISTERED     PER SHARE        PRICE                 FEE
-------------------------------------------------------------------------------------------------------------
COMMON STOCK ($.06 PAR VALUE PER SHARE)  2,000,000 (1)  $ 8.105 (2)  $16,210,000 (2)  $              1,311.39
-------------------------------------------------------------------------------------------------------------
=============================================================================================================

NOTES:

(1) Amount to be registered consists of shares of Common Stock to be issued pursuant to the Air Methods Corporation 1995 Stock Option Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), includes such indeterminate number of shares of Air Methods Corporation Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Pursuant to Rule 457(h)(1), the price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock on September 2, 2003 as quoted on NASDAQ.

                                EXPLANATORY NOTE

     This Registration Statement registers 2,000,000 shares of the common stock, $0.06 par value per share (the "Common Stock") of Air Methods Corporation (the "Company") issuable under the Air Methods Corporation 1995 Stock Option Plan (the "Plan"). These shares, together with the 1,500,000 shares of Common Stock that were issuable under the Company's Stock Option Plan adopted June 1, 1987 (the "1987 Plan") and registered by Registration Statements on Form S-8 (Reg. Nos. 33-24980, 33-46691, 33-55750, 33-65370 and 33-75742), comprise all
3,500,000 shares of Common Stock issuable under the Plan and the 1987 Plan, as specified by the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The Company, hereby states that the following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated or deemed to be incorporated in this Registration Statement by reference as of their date of filing with the Commission:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2002;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003;

     (d) The description of the Company's Common Stock set forth in the Company's registration statement on Form 8-A, filed with the Commission on May 20, 1992 (File No. 1-11153), and any amendment or report filed for the purpose of updating such descriptions.

     All other documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES.

     Not  applicable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     None.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, other than by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Accordingly, Article VIII of the Air Methods' Certificate of Incorporation, as amended, provides that no director shall be liable to Air Methods or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to Air Methods or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

     Article IX of the Air Methods Certificate of Incorporation, as amended, provides directors and officers of Air Methods shall be indemnified to the full extent permitted by Delaware law for any liability resulting from service as a director or officer of Air Methods.

     We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of Air Methods.


ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED

     Not  applicable.

ITEM  8.  EXHIBITS

Exhibit No.  Description
-----------  -----------

    3.1      Certificate of Incorporation(1)

    3.2      Amendments to the Certificate of Incorporation(2)

    3.3      Bylaws, as amended(3)

    4.1      Air Methods Corporation 1995 Stock Option Plan(4)

    4.1      Amendment to Air Methods Corporation 1995 Stock Option Plan(5)

    5.1      Opinion of Davis Graham & Stubbs LLP(6)

   23.1      Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)(6)

   23.2      Consent of KPMG LLP(6)

   24.1      Power of Attorney (included on the signature pages to this Registration
             Statement on Form S-8)(6)

(1)  Filed  as  an  exhibit  to the Company's Registration Statement on Form S-1
     (Reg. No. 33-15007), as declared effective on August 27, 1987, and incorporated herein by reference.

(2) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1992, and incorporated herein by reference.

(3) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1994, and incorporated herein by reference.

(4) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, and incorporated herein by reference.

(5) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, and incorporated herein by reference.

(6)  Filed  herewith.

ITEM  9.     UNDERTAKINGS.

     (a)     The  undersigned  registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To  reflect  in  the  prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) To  include  any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 4th day of September, 2003.

                                       AIR METHODS CORPORATION


                                       By:  /s/ Aaron D. Todd
                                          --------------------------------------
                                            Aaron D. Todd
                                            Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Aaron D. Todd and Trent J. Carman as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Title                        Date


 /s/ George W. Belsey         Chairman of the Board                  September 4, 2003
----------------------------
George W. Belsey

 /s/ Aaron D. Todd            Director and Chief Executive Officer   September 4, 2003
----------------------------  (Principal Executive Officer)
Aaron D. Todd

 /s/ Trent J. Carman          Chief Financial Officer                September 4, 2003
----------------------------  (Principal Financial Officer)
Trent J. Carman

 /s/ Ralph J. Bernstein       Director                               September 4, 2003
----------------------------
Ralph J. Bernstein


                                        7

 /s/ Samuel H. Gray           Director                               September 4, 2003
----------------------------
Samuel H. Gray

                              Director                               September 4, 2003
----------------------------
Lowell D. Miller, Ph.D.

 /s/ Donald R. Segner/        Vice Chairman of the Board             September 4, 2003
----------------------------
Donald R. Segner

 /s/ Morad Tahbaz             Director                               September 4, 2003
----------------------------
Morad Tahbaz

 /s/ Sharon J. Keck           Principal Accounting Officer           September 4, 2003
----------------------------
Sharon J. Keck

                                  EXHIBIT INDEX

Exhibit No.  Description
-----------  -----------

    3.1      Certificate of Incorporation(1)

    3.2      Amendments to the Certificate of Incorporation(2)

    3.3      Bylaws, as amended(3)

    4.1      Air Methods Corporation 1995 Stock Option Plan(4)

    4.1      Amendment to Air Methods Corporation 1995 Stock Option Plan(5)

    5.1      Opinion of Davis Graham & Stubbs LLP(6)

   23.1      Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)(6)

   23.2      Consent of KPMG LLP(6)

   24.1      Power of Attorney (included on the signature pages to this Registration
             Statement on Form S-8)(6)


(1)  Filed  as  an  exhibit  to the Company's Registration Statement on Form S-1
     (Reg. No. 33-15007), as declared effective on August 27, 1987, and incorporated herein by reference.

(2) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1992, and incorporated herein by reference.

(3) Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1994, and incorporated herein by reference.

(4) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, and incorporated herein by reference.

(5) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, and incorporated herein by reference.

(6)  Filed  herewith.